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                                                                Exhibit 10.6




                            SHARE PURCHASE AGREEMENT


      THIS SHARE PURCHASE AGREEMENT, dated as of March 14, 1997, is made between and among USFI, INC. a Delaware Corporation ("Buyer") and STEPHEN CHARLES EDWARDS ("Edwards") and MICHAEL PETER RILEY ("Riley" and together with Edwards, jointly and severally, "Sellers"), each an individual resident in Great Britain.

                                    RECITAL:

      Sellers own 100 ordinary shares of (Pound Sterling)1 (One Pound) par value (the "Shares"), of Hercules Consultants, Limited, a company limited by shares and incorporated in England and Wales (the "Company"), which Shares are represented by Sellers to constitute 100% of all the issued share capital of the Company. The Sellers desire to sell and the Buyer to purchase, the Shares.


                                   AGREEMENT:

      In consideration of the mutual promises, covenants and other agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

      1.1 Definitions. The following terms, as used herein, have the following meanings:

            "Affiliate" of any Person means any other Person directly or indirectly through one or more intermediary Persons, controlling, controlled by or under common control with such Person.

            "Applicable Year" means either Year 3 or Year 4, as Sellers shall elect in a written notice received by Buyer not later than the date corresponding to the 15th day of the month
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which is thirty (30) months subsequent to the Closing; and shall mean Year 3 if no such notice is timely received.

            "Authorization" means any license, permit, authorization, certificate or approval of, or any required registration or filing with, any Governmental Authority necessary in connection with the conduct of the Business by the Company.

            "Balance Sheet" has the meaning set forth in Section 3.7 of this Agreement.

            "Business" means the current and disclosed-as-presently-contemplated business and operations of the Company, including without limitation, the sale and/or provision of international telecommunications services.

            "Business Assets" means all properties, privileges, interests and claims, real and personal, tangible and intangible, of every type and description, including goodwill, owned by the Company or otherwise used or useful in connection with the Business, including, without limitation, (i) all Contracts, Authorizations and other intangibles, including but not limited to customer lists and records, all rights and claims of the Company with respect to the Business, computer software and Intellectual Property Rights; (ii) all tangible personality, inventory, telecommunications switching equipment, hardware and other personal property owned or leased by the Company; (iii) all freehold property, leaseholds, fixtures and other interests in freehold property owned or leased by the Company; and (iv) all books and records of the Company.

            "Closing" has the meaning set forth in Section 2.4 of this Agreement.

            "Company" has the meaning set forth in the Recital hereof.

            "Contract" means any written or oral material contract, agreement (including, without limitation, agency agreements and reseller agreements), indenture, note, bond, instrument,


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lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement, (i) to which the Company is a party or (ii) to which any of the Business Assets or Purchased Stock is or may be subject.

            "Competitor" has the meaning set forth in Section 5.5(b) of this Agreement.

            "Disclosure Letter" means the disclosure letter dated the date of this Agreement from the Sellers to the Buyer and delivered to the Buyer by Sellers concurrent with the execution of this Agreement.

            "Edwards Employment Agreement" means the Employment Agreement between the Company and Edwards, dated the Closing Date in the form attached hereto as EXHIBIT B.

            "Edwards Non-Compete Agreement" means the Non-Competition Agreement between the Buyer and Edwards, dated the Closing Date in the form attached hereto as EXHIBIT C.

            "Final Payment Date" means the date forty-five (45) days after the earliest date upon which the Final Payment Formula Price can be calculated.

            "Final Payment Formula Price" means an amount in U.S. Dollars calculated by multiplying the Company's Annual Revenue in the Applicable Year by twenty percent (20%). "Annual Revenue" shall mean, in respect of any completed year, (a) Net Profits of the Company earned in such year in respect of its customer premise equipment sales plus (b) such year's telecommunications revenues received by the Company or Buyer in respect to sales to customers in the United Kingdom of 1xxx, VPN, debit and calling card and dedicated access services and such other services as may become available for sale under the TelePassport brand name throughout the United Kingdom, and without regard to whether such services were sold by


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employees of the Company or by other operations of Buyer, provided, however, that any such revenues which derive from (i) acquisitions and mergers effected by Buyer, or any of its Affiliates, post-Closing (including by the Company),
(ii) callback technology, (iii) other telecommunication carriers or switch-based resellers, (iv) any traffic that is carried on the TelePassport network that is transmitted through the U.K. and (v) services provided to U.S. Air Force or other military bases, would be excluded from this calculation (notwithstanding that the Company shall have responsibility for servicing such U.S. bases at the expense, and from the budget, of the applicable, to-be-indicated, Buyer Affiliate). For purposes of the foregoing computation, revenues in pound sterling will be converted to U.S. Dollars on the basis of the average of the exchange rates for Pound Sterling to U.S. Dollars on the spot market for each business day of December of the Applicable Year (i.e. the total of the daily exchanges divided by the number of days).

            "Governmental Authority" means any government or political subdivision thereof, whether in the United Kingdom, United States, any of their respective political subdivisions or any other jurisdiction, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator.

            "Intellectual Property Rights" means all patents, trademarks, copyrights, service marks, tradenames, software and source codes owned, used by or licensed to the Company, or otherwise related to or useful in the business, all applications for any of the foregoing, and all permits, grants, licenses and other present and future rights relating to any and all of the foregoing.


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            "IPO" means the proposed initial public offering of TelePassport
Stock in the U.S. capital markets.

            "IPO Price" means the price per share of TelePassport Stock at the closing of the IPO.

            "Law" means any law, statute, code, ordinance, rule, regulation or requirement of any Governmental Authority.

            "Liability" means any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

            "Lien" means any mortgage, lien, pledge, charge, claim, easement, right of way, security interest or other restriction or encumbrance of any kind whatsoever.

            "Market Price" for TelePassport Stock shall mean the average closing price of a share of the TelePassport Stock on the principal securities exchange (including but not limited to the Nasdaq Stock Market or the Nasdaq National Market) on which such shares are traded for the ten (10) trading days immediately preceding the Final Payment Date, or if the shares are not traded on a securities exchange, Market Price shall be deemed to be the average of the high bid and low asked price of the shares in the over-the-counter market for the ten (10) trading days immediately preceding the date as of the Final Payment Date.

            "Net Profits" shall mean an amount equal to the revenue of the Company after deducting its cost of goods sold and all installation costs.

            "Order" means any order, judgment, decision, award, decree or writ or any Governmental Authority.


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            "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

            "Required Consent" means any authorization, consent, approval, license, exemption, Order, or other action by any Governmental Authority or any party to any Contract which is necessary in connection with the execution and delivery of this Agreement and/or the consummation of the transaction contemplated hereby.

            "Riley Non-Compete Agreement" shall mean the Non-Competition Agreement between Riley and the Buyer, dated the Closing Date, in the form attached hereto as EXHIBIT A.

            "Shares" has the meaning set forth in the Recital to this Agreement.

            "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means (i) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, value-added, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any domestic or foreign Taxing Authority, with respect to the Company; and (ii) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other Person.

            "Taxable Year" means, with respect to any Tax assessed against or payable by the Company, the calendar or fiscal year, or shorter period, for which such Tax is computed and the Tax Return for such Tax is made.


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            "Taxing Authority" means any Governmental authority or
quasigovernmental authority responsible for the imposition of any Tax.

            "Tax Return" has the meaning specified in Section 3.12 hereof.

            "TelePassport Stock" means the Class B Common Stock, $.01 par value, one vote per share, of TelePassport Inc., a Delaware corporation.

            "Year 3" shall mean the third calendar year subsequent to the year in which the Closing occurs.

            "Year 4" shall mean the fourth calendar year subsequent to the year in which the Closing occurs.


                                    ARTICLE 2
                           PURCHASE AND SALE OF STOCK

      2.1 Purchase and Sale. (a) Under the terms and subject to the conditions set forth herein, Sellers agrees to transfer and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Sellers, the Shares.

            (b) The Shares shall be transferred to Buyer, free and clear of all Liens, as follows:

               (i) at the Closing: from Edwards, 40 shares of the Shares; and from Riley, 40 shares of the Shares.

               (ii) on the Final Payment Date: from Edwards, 10 shares of the Shares; and from Riley, 10 shares of the Shares.

      2.2 Consideration. Subject to the terms and conditions of this Agreement, the parties agree that Buyer shall pay Sellers as follows for the Shares:


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            (a) At the Closing:

               (i) an aggregate cash payment equal to US$250,000 (the "Cash Payment"); and

              (ii) shares of TelePassport Stock with an aggregate value of $1,000,000, established by pricing the shares at the IPO Price (the "Initial Payment Stock" and, together with the Cash Payment, the "Initial Payment").

            (b) On the Final Payment Date: either of the following, to be determined in Buyer's sole discretion:

               (i) shares of TelePassport Stock with an aggregate value, established by pricing the Shares at the Market Price, equal to the Final Payment Formula Price (such shares of TelePassport Stock, the "Final Payment Stock"); or

               (ii) an aggregate cash payment made in U.S. Dollars in an amount equal to the Final Payment Formula Price (such cash payment or the Final Payment Stock, as the case shall be, the "Final Payment").

      2.3 Restrictions on TelePassport Stock. Resale or transfer of shares of TelePassport Stock received as Initial Payment Stock or Final Payment Stock shall be subject, in each case, to provisions of then applicable securities laws and the shares legended to reflect this restriction. Sellers further acknowledge the representations made in Section 3.21, below.

      2.4 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Buyer at 10:00 A.M., local time, on the first business day thirty (30) calendar days after the date of the closing of the IPO, or at such other time and place upon which


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Sellers and Buyer may agree (the time and date of the Closing being hereinafter called the "Closing Date"), provided that such date shall not be later than July 31, 1997.

      2.5 Loan; Additional Investment. (a) Buyer shall make a loan in two advances to the Company in the principal amount of $250,000. The first advance shall be made in the principal amount of $100,000 contemporaneous with the execution and delivery of this Agreement by the parties hereto, and the second advance shall be made in the principal amount of $150,000 promptly after closing of the IPO. In each case, use of the loan proceeds shall be limited to working capital purposes and the advances shall each be evidenced by a promissory note in the form of EXHIBIT D hereto, mutatis mutandis, to be executed and delivered by the Company concurrently with each respective advance.

            (b) Upon the Closing, Buyer shall make a capital contribution to the Company in an amount equal to US$250,000, which shall be provided by converting the loan referred to in (a) above into a capital contribution. Proceeds of such contribution to capital shall be used, in part, to repay in full director loans, in an aggregate principal amount not exceeding (pound)50,000, extended by Sellers to the Company, and the balance for working capital only. No additional shares shall be issued to any party as a result of such capital contribution.


                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      Sellers hereby represent and warrant to Buyer as follows:

      3.1 Title to and Status of the Shares. Sellers own and hold title to the Shares free and clear of all Liens of any kind. The Shares are not subject to any restrictions on transferability other than restrictions imposed by applicable securities laws. There are no outstanding options,


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warrants, calls or other rights to purchase or acquire from Sellers or the
Company, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to any Person to acquire: (i) any capital stock of the Company or (ii) any securities convertible into or exchangeable for any capital stock of the Company. The Company is not obligated to purchase, repurchase, redeem or otherwise acquire any outstanding shares of its capital stock.

      3.2 Authority Relative to this Agreement. Sellers have all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sellers, and constitutes the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally.

      3.3 Existence and Power. The Company is a company limited by shares duly organized, validly existing and in good standing under the laws of its jurisdiction of the U.K. and has all requisite company power and authority to carry on its business as now conducted. The Company is duly qualified to do business as a foreign company and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification advisable.

      3.4 No Conflicts; Consents. The execution, delivery and performance of this Agreement by Sellers and the consummation of the transaction contemplated hereby will not (i) violate any provision of the Company's regulations or any other organizational documents of the Company; (ii) with respect to either Sellers or the Company require any consent, approval or action of, or any filing with or any notice to, any Governmental Authority or any other Person;


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(iii) violate, conflict with or result in the breach of any of the terms of, or otherwise cause the termination of or give any other party the right to terminate, or constitute (with or without notice or lapse of time) a default under, any Contract, or result in the creation of any Lien upon the Shares or upon any of the Business Assets; (iv) violate any Order against, or binding upon Sellers or the Company, or upon the Company's securities, the Business or the Business Assets; (v) violate any Law; or (vi) violate or result in the revocation or suspension of, or a limitation under, any Authorization.

      3.5 Subsidiaries, etc. The Company does not directly or indirectly own any interest in any other Person except as set forth on SCHEDULE 3.5. There are no outstanding obligations of the Company to purchase or otherwise acquire any securities of or interest in any other Person.

      3.6 Capitalization. The authorized share capital of the Company consists of 100 ordinary shares of (pound)1 par value. There are no shares held by the Company in its treasury. Sellers owns beneficially and of record 100% of the issued shares of the Company, all of which are duly authorized and validly issued, fully paid and nonassessable and none of which was issued in violation of any preemptive rights. There are no outstanding (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting or non-voting securities of the Company or any other Person, or (ii) options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its securities.


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      3.7 Financial Statements; Liabilities. (a) Sellers have furnished Buyer with the Company's audited balance sheets as at March 31, 1995, and March 31, 1996 (the later of such dates being hereinafter referred to as the "Balance Sheet Date"), and the Company's audited income statements for each of the two years ended March 31, 1996 (the "Company's Financial Statements"). The Company's Financial Statements have been prepared from the books and records of the Company in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the financial position of the Company as at the dates thereof and the results of its operations for the periods presented.

            (b) Sellers have furnished Buyer with the Company's statement of accounts receivable and trade payables as at December 31, 1996 and shall, at earliest practicable time, provide to Buyer the unaudited balance sheet of the Company as of March 31, 1997, and the Company's unaudited income statement for the year ended March 31, 1997 (the "Company's 1996 Financial Statements"). The Company's 1996 Financial Statements will be prepared from the books and records of the Company in accordance with generally accepted accounting principles applied on a consistent basis and will fairly present the financial position of the Company as at March 31, 1997, and the results of its operations for the year ended March 31, 1997.

            (c) The Company has no outstanding Liabilities other than those set forth in the balance sheet dated March 31, 1996, and those incurred in the ordinary course of business since March 31, 1996.


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      3.8 Absence of Certain Changes. Except as set forth on SCHEDULE 3.8 hereto, since the Balance Sheet Date, the Company has conducted its business only in the ordinary course, and there has not been:

            (a) any change in any method of accounting or accounting practice by the Company;

            (b) any material adverse change or event that has had or may have a material adverse effect on the Business, the Business Assets, or the financial condition or prospects (financial or otherwise) of the Company;

            (c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of the Company, or any grant to any executive officer or other employee of the Company of any increase in compensation or in severance or termination pay;

            (d)(i) any incurrence, assumption or guarantee by the Company of any Liability, or (ii) the making of any loan, advance or capital contribution by the Company to, or investment in, any Person;

            (e) any termination or failure to renew, or any threat to terminate or fail to renew, any Contract that is or was material to the Business, or the Business Assets, prospects, condition (financial or otherwise) or the results of operation of the Company; or

            (f) any sale, transfer or disposition of assets or any material Contract entered into by the Company.


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      3.9 Business Assets. (a) The Sellers warrant that the Company has good and clear title to all of the Business Assets, free and clear of all title defects, Liens and claims or any nature. The Company does not own any real property.

            (b) Machinery and Equipment. SCHEDULE 3.9(B) sets forth a list of each piece of machinery, furniture and equipment of the Company with an original cost in excess of (pound)800;

            (c) Accounts Receivable. All the accounts receivable of the Company
(i) will represent actual indebtedness incurred by the applicable account debtor; (ii) have arisen in the ordinary course of the Business; and (iii) will be subject on the Closing Date to no prior assignment or Liens or to any deduction or offset;

            (d) Insurance. SCHEDULE 3.9(D) is a list and brief description of all casualty, liability, business interruption and other insurance policies and fidelity bonds held by the Company. All such policies and bonds are in full force and effect and, to the best knowledge of Sellers, there is no threat by any of the insurers to terminate, or materially increase the premiums payable under, any of such policies or bonds. The Company is in full compliance with the conditions contained in such policies and bonds.

            (e) Contracts. The Company has no obligations in respect of Contracts except as described in SCHEDULE 3.9(E). Each Contract described on
SCHEDULE 3.9(E) is a valid and binding obligation of the parties thereto and in full force and effect, and will continue in full force and effect following the transactions contemplated by this Agreement, in each case without the breach of any terms or conditions thereof or the forfeiture or impairment of any rights thereunder and, except as set forth on SCHEDULE 3.9(E), without the consent, approval or act of, or the making of any filing with, any other Person. The Company has performed all material


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obligations required to be performed by it to date under the Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. To the best knowledge of Sellers, each of the other parties to the Contracts has performed all material obligations required to be performed by it to date under the Contracts, and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Sellers know of no, and have received no notice of any, intention of any party to terminate any Contract. The Company is not a party to nor is it bound by any provision of any Contract which materially and adversely affects or could materially and adversely affect the Company's operations, earnings, assets, properties, Liabilities, Business or prospects or its condition, financial or otherwise. Neither the Worldcom Platinum Dealership Agreement nor the MFS [commission Agreement] requires the Company, by its respective terms, to trade exclusively with Worldcom or MFS with respect to the services provided thereunder. True and complete copies of each of the Contracts have been delivered to Buyer.

            (f) Customers. SCHEDULE 3.9(F) sets forth the name and address of each of the Company's customers that accounted for ten percent or more of the Company's revenues in any of the [three] years ended December 31, 1996 and the amount of the Company's revenues from each such customer in each of such years. Except as set forth in SCHEDULE 3.9(F), no customer named in SCHEDULE 3.9(F) has refused to honor any of its commitments to purchase products or services provided by the Company or has provided the Company with any indication of material dissatisfaction with the quality, performance or price of the Company's products or services, and there has been no material adverse change with respect to the relationship of the Company with any such customer.


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      3.10 Intellectual Property. SCHEDULE 3.10 is a true and complete list of all Intellectual Property Rights held or owned by the Company. The Company owns or has perpetual rights to use, without payment, all such Intellectual Property Rights. No Intellectual Property Rights or any other such right owned by or licensed to the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use or licensing thereof. The Company has not been sued or charged in writing with or been a defendant in any claim, suit, action, or proceeding relating to the Business or any of the Business Assets which involves a claim of infringement of any intellectual property rights of any other Person during the three years preceding the date hereof; and Sellers has no knowledge of any such charge or claim or of any infringement during the three years preceding the date hereof by any other Person of any Intellectual Property Rights, or of any action by the Company that would constitute an infringement of any intellectual property rights of another Person.

      3.11 Claims and Proceedings. (a) There are no outstanding Orders against or involving the Company or the Business Assets;

            (b) there are no actions, suits or claims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") pending or threatened against or involving the Company, the Business or any of the Business Assets, nor is there any fact, event or circumstance that would give rise to any such Claim; and

            (c) There are no Claims pending or threatened that would give rise to any right of indemnification on the part of any stockholder, director or officer of the Company or the heirs, executors or administrators of such stockholder, director or officer, against the Company or any successor to the business of the Company.


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      3.12 Taxes. The Company has duly and timely filed all Tax reports, returns, statements and forms (collectively, "Tax Returns") required to be filed with any Taxing Authority with respect to any period prior to the date hereof. All such Tax Returns are complete and correct as filed, and the Company has duly paid in full all Taxes and other charges shown as due on such Tax Returns or which otherwise have become due whether or not shown on any such Return. Neither Sellers nor the Company have received notice from any Taxing Authority of any claim or claims for additional Taxes which are claimed to be due from the Company and there are no audits, examinations, suits or claims pending or threatened against the Company in respect of any Tax. There are no liens or levies in favor of any Taxing Authority upon any of the Purchased Stock, Business Assets or any other property or assets of the Company. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any income tax return of the Company of any period.

      3.13 Employee Benefits Plans. Except as set forth on SCHEDULE 3.13 hereto, on the date hereof and within the past five years the Company has not maintained, sponsored, contributed or been party to any employee pension benefit or retirement plan or any other employee benefit plan, arrangement or agreement (exclusive of group health, life and hospitalization insurance coverage), including, without limitation, arrangements providing for benefits in the event of a change of ownership or control of the Company.

      3.14 Officers, Directors and Employees. Except for individuals or officers set forth on Schedule 3.14, the Company is not a party to any contract or agreement with any labor organization or other employee representative, and no such contract or agreement is being negotiated.


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      3.15 Potential Conflicts of Interest. No officer, director or stockholder of the Company, and no spouses, lineal descendants or Affiliates of such officers, directors or stockholders owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any Person which is a competitor of the Company; or has any interest in any Business Assets; or has any cause of action or other claim whatsoever against, or owes any amount to, the Company.

      3.16 Creditors; Suppliers. (a) SCHEDULE 3.16 sets forth the name and address of each of the Company's present creditors and other persons to whom any Liabilities are owed together with the amount of such Liability.

            (b) The relationship of the Company with its suppliers are good commercial relationships; the Company is not in arrears in the payment of the sums due for any of such services.

      3.17 Compliance with Laws. The Company is not in violation of any applicable Order or Law, nor do any facts or circumstances exist which, with or without the giving of notice or the passage of time, would constitute a violation of any applicable Order or Law. The Company has not made any illegal payment or consideration to any Person.

      3.18 Authorizations. The Company has all Authorizations necessary to conduct the Business as presently conducted.

      3.19 Finders, Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Sellers or the Company who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated hereby.


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      3.20 Disclosure. Neither this Agreement, the Schedules and Exhibits hereto, the Balance Sheet, nor any financial statements, documents, certificates or statements furnished or to be furnished to Buyer by or on behalf of Sellers or the Company in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact of omits to state a material fact required in order to make the statements contained herein or therein not misleading or necessary to provide Buyer with adequate information as to the condition of the properties, assets and liabilities of the Company. There are no facts which adversely affect or which could adversely affect the Business, Business Assets, operations or prospects of the Company which have not been set forth herein, or in any Schedule or Exhibit hereto, or in any certificate or written statement furnished or to be furnished to Buyer.

            3.21 Investment Intent. Each of Sellers (a) is acquiring the TelePassport Stock as an investment and not with a view towards the further distribution or sale thereof; (b) will not sell or otherwise transfer any of the TelePassport Stock without registration under the Securities Act of 1933 or applicable state securities laws or pursuant to an exemption therefrom; (c) acknowledges that Buyer has not made any oral or written representations with respect to the TelePassport Stock; (d) will provide such information and execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which TelePassport is subject; and (e) acknowledges that the certificate evidencing the TelePassport Stock will be legended to reflect that the shares evidenced thereby have not been registered and to refer to the terms and provisions set forth in this Agreement.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to the Sellers that:

      4.1 Existence and Power. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized and approved by all necessary corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such obligations and their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally.

      4.2 No Conflicts; Consents. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not (i) violate any provision of the articles of incorporation or Bylaws of Buyer; (ii) require Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to, and Governmental Authority or any other Person; (iii) violate, conflict with or result in the breach of any of the terms of, or otherwise cause the termination of or give any other party the right to terminate, or constitute (with or without notice or lapse of time) a default under any contract or agreement to which Buyer is a party; (iv) violate any Order against, or binding upon, Buyer; or (v) subject to obtaining any required consents of any Governmental Authority, violate any Law.

      4.3 Finders; Fees. There is no investment banker, broker, finder, or other intermediary retained by Buyer who might be entitled to any fee or commission from the Sellers, the Company or any other respective Affiliates upon consummation of the transactions contemplated hereby.


                                    ARTICLE 5

                            COVENANTS AND AGREEMENTS

      5.1 Conduct of Business. From the date hereof through the Closing Date, Sellers covenant and agree:

            (a) To cause the Company to operate the Business only in the ordinary course consistent with past transactions.

            (b) No action of the type described or referred to in Section 3.8 hereof will be taken. Without limiting the generality of the foregoing, no officer, employee, consultant or independent contractor will be hired by the Company without Buyer's written approval, except for employees hired to replace those whose employment with the Company is terminated, and whose wages and benefits are substantially the same as those of the replaced employee.

            (c) No bonus, profit sharing, pension, retirement or other similar arrangement or plan for employees shall be instituted or agreed to by the Company; no increase in the compensation payable or to become payable to any employee, officer or director of the Company shall be made other than incremental annual increases consistent with past practice of the Company; no bonus, percentage of compensation or other like benefit shall be accrued to or for the credit of any employee, officer or director of the Company and no bonus, pension, retirement or similar benefit or arrangement shall be made or agreed to for any employee.

            (d) Sellers shall cause the Company to preserve intact its business organization and its relationships with all customers, suppliers and other Persons.

            (e) Sellers shall cause the Company to conduct its affairs in such a manner so that their representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

            (f) The Company shall not enter into any contract, agreement, indenture, note, bond, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement, which individually or in the aggregate obligate the Company to make payments of (pound)5,000 or more over the term thereof, without Buyer's prior written approval, which approval shall not be unreasonably withheld or delayed.

            5.2 Corporate Examinations and Investigations. (a) Prior to the Closing Date, Sellers agrees that the Buyer shall be entitled, through its authorized representatives, to make such investigation of the properties, premises, businesses and operations of the Company and such examination of the books, records and financial condition of the Company as it wishes. Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice, and the Sellers shall, and shall cause the Company and its key personnel to, cooperate fully therein. No investigation by the Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of Sellers contained in this Agreement. Sellers shall make available and shall cause the Company to make available to Buyer's authorized representatives during such period, without causing any undue interruption in the operations of the Company, all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request, shall permit Buyers' representatives access to the properties of the Company and all parts thereof and to their respective customers, suppliers, contractors and others, and shall cooperate and cause the Company to cooperate fully in connection with such review and examination.

            (b) Prior to May 31, 1997, Sellers shall deliver to Buyer the Company's audited balance sheet and profit and loss account as at and for the year ended March 31, 1997 issued by Grant Thornton, the Company's regular registered auditors, and shall contain no material qualifications and shall not evidence any material adverse change in the Company's business since March 31, 1996.

            (c) Buyer agrees that Sellers shall be given a copy of TelePassport Inc.'s securities registration statement under the United States federal Securities Act of 1933, on Form S-1, together with any amendments thereto. Exhibits thereto shall be made available to Sellers, as they may request. Buyer represents that on the registration statement's effective date, it will contain no untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

      5.3 Filings and Authorizations. Sellers and Buyer shall, promptly after the execution and delivery of this Agreement, file or supply, or cause to be filed or supplied, all notifications, reports and other information required to be filed or supplied or otherwise appropriate in connection with obtaining any of the Required Consents. Sellers and Buyer shall cooperate with each other in connection with such filings and furnish each other with copies of such filings and any correspondence received from any Governmental Authority in connection therewith. Sellers and Buyer shall, as promptly as practicable, make or cause to be made, all such other filings and submissions under such laws, rules and regulations applicable to it and Affiliates, as may be required for it to consummate the transactions contemplated hereby in accordance with the terms of this Agreement. In addition to the foregoing, Sellers shall cooperate with Buyer and cause the Company to make or file such tariffs, applications, notifications, petitions, requests or other filings or submissions with any such Governmental Authority as Buyer shall reasonably recommend. Buyer and Sellers shall each bear one-half of any required filing fees.

      5.4 Efforts to Consummate. (a) Subject to the terms and conditions hereof, each party hereto, without payment or further consideration, shall use its reasonable, good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as practicable, the transactions contemplated hereby including, but not limited to, the obtaining of all consents, authorizations, orders and approvals of any third party, whether private or governmental, required in connection with such party's performance of such transactions, and each party hereto shall cooperate with each other in all of the foregoing.

      5.5 Negotiations With Others; Noncompetition. From and after the date hereof unless and until this Agreement shall have been terminated in accordance with its terms Sellers shall not, directly or indirectly, (a) become or act as proprietor, partner, stockholder, joint venturer or investor in, manager or consultant of, or otherwise engage in any business activity or make use of any technology which shall compete in whole or in part, directly or indirectly, with the Business; (b) solicit or divert any of the Company's customers or prospective customers to or on behalf of any other provider of international telecommunications services which compete with the Business (a "Competitor"); (c) employ or retain, or assist with the employment or retention of, any former or current employee or agent of the Company, by or on behalf of Sellers or any Competitor; or (d) refer any employee or agent of the Company to any Competitor.

      5.6 Notices of Certain Events. Sellers shall promptly notify Buyer of:

            (a) any notice or other communication from any Person with respect to any consent that is or may be required in connection with the transactions contemplated hereby:

            (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated hereby; and

            (c) any event, condition or circumstance occurring from the date hereof until the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of an covenant of Sellers contained in this Agreement.

      5.7 Confidentiality. (a) Sellers shall hold in strict confidence, and shall use best efforts to cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of law, the terms and conditions of the transaction contemplated hereby and all information concerning Sellers and Buyer which is created or obtained prior to, on or after the dates hereof in connection with the transactions contemplated hereby; Sellers shall not use or disclose to others, or permit the use or disclosure of, any such information created or obtained except to the extent that such information can be shown to have been (i) previously known by Sellers, (ii) in the public domain through no fault of Sellers; and Sellers shall not release or disclose such information to any other Person.

            (b) If the transactions contemplated hereby are not consummated, all such confidences shall be maintained except (i) as required by law or (ii) to the extent such information comes into the public domain through no fault of Sellers. In addition to the foregoing, if requested by Buyer, Sellers shall return to Buyer all tangible evidence of such information regarding Buyer.

            (c) In addition to (a) and (b) above, the parties explicitly acknowledge that they have mutually executed and delivered a Non-Disclosure Agreement dated as of October 21, 1996, and hereby reaffirm their respective obligations thereunder in connection herewith. Further, Sellers acknowledge that any information relating in any way to the transaction contemplated hereby or to the IPO (including the fact that such offering is contemplated) shall be treated as "INFORMATION" under the Non-Disclosure Agreement cited above, and each party agrees to indemnify and hold harmless the other and its Affiliates from any claims or other liability which may arise by a breach by such first party of its non-disclosure obligations.

      5.8 Government Filings. All information contained in any and all filings to be made by Sellers or Buyer in connection with the transactions contemplated hereby shall comply in all material respects with the requirements of such Laws and the rules and regulations promulgated thereunder.

      5.9 Expenses. Except as otherwise specifically provided herein, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

                                    ARTICLE 6

                              CONDITIONS TO CLOSING

      6.1 Conditions to the Obligations of Buyer and Sellers. The obligations of both Buyer and Sellers to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions:

            (a) There shall not be in effect any provision of any applicable Law nor any Order or injunction which would prohibit the consummation of the transactions contemplated hereby.

            (b) No suit, action or proceeding before any court or any Governmental Authority shall have been commenced or instituted by any Person or shall be pending against the Company, Buyer or Sellers or any of their respective affiliates, associates, officers or directors, which suit, action or proceeding seeks to restrain, prevent, change or delay in any material respect the transactions contemplated hereby or seeks to challenge any of the terms or provisions of this Agreement or seeks damages in connection with any of such transactions or seeks to restrain or prevent the ownership and operation by Buyer after the Closing Date of the Shares.

            (c) The Required Consents shall have been obtained, except for those approvals, authorizations and consents which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the Business, the Business Assets or the prospects (financial or otherwise) of the Company.

      6.2 Conditions to the Obligations of Sellers. All obligations of Sellers hereunder are subject, at the option of Sellers, to the fulfillment prior to or at the Closing of each of the following further conditions:

            (a) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date.

            (b) The representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true and correct in all material respects on and as of the Closing Date as if made at and as of such time.

            (c) Buyer shall have executed and delivered the Edwards Employment Agreement.

            (d) Sellers shall have received an opinion dated the Closing Date from Baer Marks & Upham LLP, counsel to Buyer, substantially in the form of EXHIBIT F hereto.

      6.3 Conditions to the Obligations of Buyer. All obligations of Buyer hereunder are subject, at its option, to the fulfillment prior to or at the Closing of each of the following further conditions:

            (a) Sellers and the Company shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by either or both of them at or prior to the Closing Date.

            (b) The representations and warranties of Sellers contained in this Agreement and in any certificate or other writing delivered by or on behalf of Sellers pursuant hereto shall be true and correct in all material respects on and as of the Closing Date as if made at and as of such time.

            (c) Sellers shall have delivered to Buyer one or more certificates representing such of the Shares as is to be delivered at the Closing, together with duly executed stock powers endorsed in blank or such other instrument of conveyance as shall be reasonably satisfactory to Buyer, together with any necessary stock transfer stamps attached thereto.

            (d) Sellers shall have delivered to Buyer such other documents relating to the Company's corporate existence, authority, good standing, absence of Liens, and such other matters as Buyer or its counsel may reasonably request.

            (e) Each other party thereto shall have executed and delivered the Edwards Employment Agreement and Edwards and Riley shall have executed and delivered the Edwards Non-Compete Agreement and the Riley Non-Compete Agreement, respectively.

            (f) Buyer shall have received an opinion dated the Closing Date of Brooke Blain Russell, counsel to the Sellers, substantially in the form of EXHIBIT E hereto.

            (g) There shall have been no material adverse change in the affairs and prospects of the Business, as represented, between the date hereof and the Closing Date.

            (h) Buyer shall have completed its due diligence investigation of the assets and the financial, operating and business affairs and prospects of the Company, and Buyer shall have been satisfied, in its sole discretion, with its findings.

            (i) The IPO shall have closed.

            (j) The Buyer shall have received a letter of resignation, effective as of the Closing Date, executed by each director of the Company.

            (k) The Buyer shall have received the Company's audited 1996 Financial Statement in accordance with the terms set forth in respect thereto above.

            (i) The Barclays Bank PLC charge over the Company's assets, dated March 2, 1994, shall have been irrevocably released.

                                    ARTICLE 7

                            POST-CLOSING UNDERTAKINGS

      7.1 Survival of Representations and Warranties. (a) Notwithstanding any right of Buyer to fully investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of Sellers contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All representations and warranties of Sellers, on the one hand, and Buyer, on the other, shall survive the execution and delivery of this Agreement and the Closing hereunder for the applicable statute of limitations period.

            (b) All covenants and agreements of any party hereto which are to be performed to any extent on or before the Closing Date shall not survive the Closing hereunder; all covenants and agreements of any party hereto to be performed to any extent on or after the Closing Date shall survive the Closing without limitation.

      7.2 Obligation of Sellers to Indemnify. Sellers shall indemnify, defend and hold harmless Buyer (and its directors, officers, employees, Affiliates, successors and assigns) from and against all claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation, assessments and other expenses, including interest, penalties and reasonable attorneys' fees and disbursements (collectively, "Losses"), based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Sellers contained in this Agreement or in any document or other papers delivered pursuant to this Agreement.

      7.3 Obligation of Buyer to Indemnify. Buyer agrees to indemnify, defend and hold harmless Sellers from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any document or other papers delivered pursuant to this Agreement.

      7.4 Notice and Opportunity to Defend. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstance which, with or without the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the party obligated to provide indemnification pursuant to Section 7.2 or 7.3 (the "Indemnifying Party"). Each Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may been suffered by the Indemnitee.

            (a) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, the Indemnitee may not settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be reasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

            (b) Notwithstanding anything in Section 7.4 to the contrary, in the case of any Asserted Liability by any supplier, distributor, sales agent or customer of the Company with respect to the Business conducted by the Company prior to the Closing in connection with which Buyer may make a claim for indemnification pursuant to Section 7.2, Buyer promptly shall give a Claims Notice with respect thereto but, unless Buyer and the Indemnifying Party otherwise agree, Buyer shall have the exclusive right at its option to defend, at its own expense, any such matter, subject to the duty of Buyer to consult with the Indemnifying Party and its attorneys in connection with such defense and provided that no such matter shall be compromised or settled by Buyer without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall have the right to recommend in good faith to Buyer proposals to compromise or settle claims brought by a supplier, distributor, sales agent or customer, and Buyer agrees to present such proposed compromises or settlements to such supplier, distributor or customer. All amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any Governmental Authority, and all amounts required to be paid in connection with any such compromise or settlement consented to by the Indemnifying Party, shall be borne and paid by the Indemnifying Party. The parties agree to cooperate fully with one another in the defense, compromise or settlement of any such Asserted Liability.

      7.5 Tax Impact. If any payment by Sellers pursuant to Section 7 of this Agreement is required to be reported by Buyer or any of its Affiliates as income, then the amount of such payment shall be increased so that on an after-tax basis the payment received by Buyer or such Affiliate is an amount equal to the sum it would have received had Buyer or such Affiliate not been required to report such payment as income. For purposes of this Section 7.5, Taxes owed by Buyer or such Affiliate with respect to payments pursuant to
Section 7 of this Agreement will be calculated using the maximum statutory rate (or rates, in the case of an item of income taxable for purposed of more than one Tax) applicable to the taxable year in which Buyer or such Affiliate is required to include such indemnification as income.

      7.6 Limitation of Liability. Notwithstanding anything to the contrary contained herein, the obligation of Sellers to indemnify Buyer for an inaccuracy in or breach of any representation or warranty (a "Warranty Claim") shall be limited as follows:

            (a) The Sellers shall have no liability to the extent that the facts and circumstances giving rise to the Warranty Claim have been fairly disclosed in the Disclosure Letter or this Agreement;

            (b) No liability shall attach to the Sellers until the aggregate amount of all Warranty Claims exceeds (Pound Sterling)5,000;

            (c) Except for a Warranty Claim with respect to Section 3.1 or 3.6 for which there shall be no time limit, no Warranty Claim shall be brought unless written particulars thereof (stating in reasonable details the specific matters in respect of which the Warranty Claim is made) shall have been provided in writing to the Sellers prior to the fifth anniversary of the Closing;

            (d) No liability shall attach to the Buyer in respect of any Warranty Claim to the extent that such Warranty Claim relates to any loss for which the Buyer or the Company is indemnified by insurance; and

            (e) The Buyer acknowledges that, except for representations and warranties or other information provided herein or delivered pursuant to this Agreement, it has not relied in relation to the purchase of the Shares on any information (written or oral) or warranties or representations of any descriptions supplied either by the Sellers or the Company or the officers, agents, employees or advisers of any of them in relation to the assets and liabilities of the Company, their value or amount, or the business or affairs of the Company or otherwise.


                                    ARTICLE 8

                             BREACH AND TERMINATION

      8.1 Termination of Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

            (a) by mutual written consent of Sellers and Buyer;

            (b) by Buyer, if there has been a material misrepresentation or breach of any covenant or warranty on the part of Sellers of any of the representations and warranties contained herein; or

            (c) by Sellers on the one hand, or Buyer on the other hand if (i) any condition to such party's obligations hereunder (which is within the other party's control) becomes incapable of fulfillment through no fault of such party and is not waived by such party; (ii) if the Closing shall not have occurred on or before July 31, 1997; provided that no party may terminate this Agreement pursuant to this clause if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before said date or (iii) if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer, Sellers or the Company from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and non-appealable.

      8.2 Effect of Termination; Right to Proceed. In the event that this Agreement shall be terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party hereunder except (i) to the extent that any condition to a party's obligations hereunder became incapable of fulfillment because of the breach by a party of its obligations hereunder and except (ii) that the agreements contained in Section 5.7 shall survive the termination hereof. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby.

      8.3 Termination of Employment. Notwithstanding anything herein to the contrary, and in addition to any other remedies available to Buyer hereunder or otherwise, in the event of a material inaccuracy of any representation or breach of any warranty made by Sellers in this Agreement or any other agreement, certificate or other document delivered by Sellers pursuant hereto, Buyer shall have the right, at its option, to terminate Edwards' employment with the Company, and such termination shall for all purposes be deemed to be a termination for cause under the Edwards Employment Agreement.


                                    ARTICLE 9

                                  MISCELLANEOUS

      9.1 Notices. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand, telecopied, mailed (by registered or certified mail, postage prepaid, return receipt requested) or delivered by Federal Express or other recognized overnight international courier as follows:

            (i)   if to Buyer, one copy to:

                  TelePassport Inc.
                  1212 Avenue of the Americas
                  12th floor
                  New York, NY  U.S.A. 10036-9998
                  Telecopier:  (212) 764-1838
                  Attention:  Mr. James D. Pearson

            (ii)  if to Sellers, one copy to:

                  c/o Tom Edwards
                  Brooke Blain Russell
                  The Smokery
                  Greenhill's Rents
                  Cowcross Street
                  London ELIM 6BN
                  DX46613 Barbican
                  Telecopier:  01714902325

            (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 9.1(a) or (ii) if given certified, first class mail, postage prepaid, or by personal or overnight delivery, when delivered at the address specified in Section 9.1(a). Any party by notice given in accordance with this Section 9.1 to the other parties may designate another address (or telecopier number) or Person for receipt of notices hereunder.

      9.2 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto), the Employment Agreements and the collateral agreements executed in connection with the consummation of the transactions contemplated hereby contain the entire agreement between the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

      9.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in the Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

      9.4 Governing Law; Jurisdiction. (a) This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof. Any action brought to enforce any rights under this Agreement shall be brought in any state or federal court within the State of New York, and each party hereby agrees to submit to the jurisdiction of each such court, and waives the defenses of lack of personal jurisdiction and forum non conveniens.

            (b) Sellers acknowledges that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of Sellers under this Agreement, including without limitation Sellers's obligations to sell the Purchased Stock, may be enforced by a decree of specific performance issued by a court of competent jurisdiction.

      9.5 Designated Affiliate. Buyer shall have the right (a) to cause one or more Affiliates or direct or indirect subsidiaries designated by it (the "Designated Affiliate" or "Designated Affiliates") to carry out all or part of the transactions contemplated hereby to be carried out by Buyer, and (b) to assign this Agreement to any Affiliate, including, but not limited to, TelePassport Inc., provided that in the event of any such assignment the assignee shall assume all obligations of Buyer hereunder. In connection with and as a condition to such assignment Sellers and the assignees shall enter into an agreement pursuant to which such assignee shall assume Buyer's obligations under this Agreement.

      9.6 Binding Effect; No Assignment. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. Except as otherwise provided in Section 9.5, this Agreement may not be assigned by a party without the express written consent of the others and any purported assignment, unless so consented to, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement. Accordingly, no party that has not executed this Agreement shall have any right to enforce any of the provisions of this Agreement.

      9.7 Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

      9.8 Severability. If any provisions of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

      9.9 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


SELLERS:


/s/ Stephen Charles Edwards               /s/ Michael Peter Riley
----------------------------              -------------------------
Stephen Charles Edwards                   Michael Peter Riley


BUYER:

USFI, INC.



By: /s/ James D. Pearson
   ----------------------
     James D. Pearson
     President

                                   EXHIBITS

                                  (omitted)


A     Form of Riley Non-Compete Agreement
B     Form of Edwards Employment Agreement
C     Form of Edwards Non-Compete Agreement
D     Form of Promissory Note
E     Form of Opinion of Seller's counsel
F     Form of Opinion of Baer Marks & Upham LLP


                                  SCHEDULES

                                  (omitted)

3.5   Subsidiaries
3.8   Changes
3.9(b) Equipment
3.9(d)Insurance
3.9(e)Contracts
3.9(f)Customers
3.10  Intellectual Property
3.13  Benefit Plans
3.14  Employment Agreements
3.16  Creditors